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                          EL PASO NATURAL GAS COMPANY
               RETIREMENT INCOME PLAN FOR NON-EMPLOYEE DIRECTORS
             AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 13, 1995


                              SECTION 1    PURPOSE

         1.1 The purpose of the El Paso Natural Gas Company Retirement Income Plan for Non-Employee Directors (the "Plan") is to attract and retain highly qualified individuals who are not officers of El Paso Natural Gas Company (the "Company") or its subsidiaries to serve as members of the Company's Board of Directors (the "Board").


                          SECTION 2    ADMINISTRATION

         2.1 The Plan shall be administered by a management committee (the "Management Committee") consisting of the Chief Executive Officer of the Company and such other senior officers of the Company as he or she shall designate. Subject to approval by the Board, the Management Committee shall interpret the Plan, prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and to take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Management Committee shall be final and conclusive and shall be binding upon all Participants.


                           SECTION 3    PARTICIPATION

         3.1 All Directors who are not active or retired officers or employees of the Company or its subsidiaries shall be Participants in this Plan.


                      SECTION 4    RETIREMENT COMPENSATION

         4.1 Each Participant who serves on the Board shall receive an annual payment in the amount equal to the annual retainer then being paid active members of the Board for the number of years of Service (as defined below) on the Board. Such annual retainer is the retainer for Board membership only and does not include any other retainers or fees for additional services, such as the retainer received by a committee chairman or meeting fees.
Payments shall commence in January of the year following the year in which the Participant ceases to be a Director.

         4.2 If a Director dies prior to retirement, his or her beneficiary shall receive, in a lump sum as soon as practicable, fifty percent of the payments that would have been paid if he or she had retired at the date of his or her death. If a Participant dies after retiring, his or her beneficiary shall receive, in a lump sum as soon as practicable, fifty percent of the balance of the remaining payments.




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         4.3     "Service" shall include the number of years, including
fractions thereof, a Participant serves on the Board of Directors.

         4.4 In the event of a Change in Control, amounts payable under this Plan shall be paid in a lump sum to a Participant or a Participant's Beneficiary within 30 days after the date of the Change in Control. For purposes of this Plan a "Change in Control" shall be deemed to occur: (a) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; (b) upon the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); (c) upon the approval by the Company's stockholders of a merger or consolidation, a sale, or disposition of all or substantially all the Company's assets or a plan of liquidation or dissolution of the Company; or (d) if, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least eighty percent (80%) of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition.


                        SECTION 5    GENERAL PROVISIONS

         5.1 The compensation to be paid to the Participants pursuant to this Plan is an unfunded obligation of the Company. Nothing herein contained shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits with respect to this obligation. Beneficial ownership of any funds invested or reinvested, including the income or profits therefrom, which the Company may make to fulfill its obligations under this Plan shall at all times remain in the Company. A Participant's right to receive payment under this Plan may not be assigned, transferred, pledged or encumbered. The Management Committee may direct that an amount equal to all or a portion of the compensation accrued under this Plan shall be invested by the Company as the Management Committee, in its sole discretion, shall determine. The Management Committee may, in its sole discretion, determine that all or a portion of an amount equal to the compensation accrued under this Plan shall be paid into one or



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more grantor trusts to be established by the Company of which it shall be the beneficiary, and to the assets of which it shall become entitled as and to the extent that Participants receive benefits under the Plan. The Management Committee may designate an investment advisor to direct investments and reinvestments of the funds.

         5.2 The Board may from time to time amend, suspend or terminate this Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions. The Management Committee may amend the Plan provided that it may not suspend or terminate the Plan or substantially increase the administrative cost of the Plan or the obligations of the Company. No amendment, suspension or termination may impair the right of a Participant or his designated beneficiary to receive the benefit accrued prior to the effective date of such amendment, suspension or termination.



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     IN WITNESS WHEREOF, the Company has caused the Plan to be amended and restated effective as of January 13, 1995.



                                          EL PASO NATURAL GAS COMPANY



                                          By     JOEL RICHARDS
                                          ----------------------------
                                          Title: Senior Vice President


ATTEST:



By     STACY J. JAMES
- ----------------------------
Title: Corporate Secretary



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